Exhibit 99.2

Copano Energy, L.L.C.	News Release

Contacts:	Matt Assiff, Senior VP & CFO
Copano Energy, L.L.C.
FOR IMMEDIATE RELEASE	713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600

Copano Energy to Present at IPAA’s OGIS MLP Conference

HOUSTON, January 12, 2009 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the Independent Petroleum Association of America’s Oil & Gas Investment Symposium for Master Limited Partnerships on Thursday, January 15, 2009 at The Houstonian Hotel in Houston.
Copano Energy’s presentation at the conference will be webcast live at 12:30 p.m. Eastern Standard Time (11:30 a.m. Central Standard Time) and is expected to last 30 minutes.  To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.”  A replay will be archived on the website shortly after the presentation concludes.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.

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